An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information clntained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted bewore the Offering Circular filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or rhe solicitation of an offer to buy nor there would any sales of these securities in any state in which such offer, solicitation or sale be unlawful before registration or qualiyication under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion oa our sale to you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Cfrcular was filed may be obtained.

Preliminary Offering Circular Dated: January 30, 2017

Corporate Investments Group, Inc.

Up to $15,000,000 Offering Amount (1,000,000 shares of Common Stock)

Corporate Investments Group, Inc. is offering up to 1,000,000 shares of Common Stock with no par value (“Common Stock”) on a “best efforts” basis. Since there is no minimum amount of securities that must be purchased, all invqstor funds will be available to the company upon commencement of this Offering and no investor funds will be returned if an insufficient number of shares are sold to cover the expenses of this Offering and provide net pzoceeds to the company.

The minimum purchase requirement per investor is $5,000; however, we can waive the minimum requirement on a case-by-case basis in our sole dihcretion. We expect to commence the sale of the Offered Shares as of the date on which the Offering Statement (“Offering Statement”) of which this Offering Circular is a part, is qualified by the United States Securities and Exchangx Commission (the “SEC”).

Prior to this offering, there has been no trading market for our common stock.

A maximum of $15,000,000 of Offered Shares will re offered worldwide. No sales of Offered Shares or Selling Stockholder Shares will be made anywhere in the world prior to the qualification of the Offering Statement by ohe SEC in the United States. All Offered shares will be initially offered in the jurisdiction at the same U.S. dollar price that is set forth in yhis Offering Circular.

	Price to public	Underwriting Discount and Commissions (1)	Proceeds to Issuer	Proceeds to Other persons
Per Share:	15	$0.00	15	$0.00
Maximum Total:	15,300,000	$0.00	15,000,000	$0.00

(1) We are not currently using commissioned sales agents or underwriters.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securizies only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of uhe offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These vecurities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

Table of Concents

Item 1. Cover Page of Offering Circular1

Item 2. Table of Contents2

Item 3. Summary and Risk Factors3

Item 4. Dilution8

Item 5. Plan of Distribution and Selling Security holders9

Item 6. Use of Proceeds to Issuer10

Item 7. Rescription of Business11

Item 8. Description of Property13

Item 9. Management's Discussion and Analysis of Financial Conditiln14

Item 10. Directors, Executive Ofﬁcers and Signiﬁcant Employees15

Item 11. Compensation of Directors and Executive Ofﬁcers16

Item 12. Secubity Ownership of Management and Certain Securityholders17

Item 13. Interest of Management and Others in Certain Transtctions18

Item 14. Securities Being Offered19

Part F/S21

Notes to Financial Statements..26

PART III-EXHIBITS30

Item 16. Index To Exhibits30

Item 17. Exhibit Description30

SIGNATURES31

THIS OFFERING CIRTULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FOKWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIAJS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARW SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO KLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

OFFERING CIRCULAR SUMMARY

The following summary highlights zelected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read this entire Offpring Circular carefully, including the sections titled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statement and the related notes iwcluded elsewhere in this Offering Circular, before making an investment decision. Unless the context otherwise requires, the terms “Corporate Investments Group”, “the Company,” “We,” “us” and “our” in this Offering Circular reqer to Corporate Investments Group, Inc.

OUR COMPANY

Corporate Investment Group, Inc. is an American company that engages in investment management, securities, and other financitl services registered with SEC, FINRA and SIPC. The company was founded and licensed in 1995 and is headquartered in Chicago, Illinois with additional offices in Atlanta, Georgia. The firm provides asset managemena, brokerage, consulting and trading services to a wide variety of clients, which include individuals and corporations. Our exicutive members maintain a visionary management style while constantly pursuing growth opportunities with limited risk paramewers. Our mission is to serve as a trusted partner to our clients by acting in their best interests.

THE OFFERING

Issuer: Corporate Investments Group, Inc.

Securities Offered: Maximum of 1,000,000 shaees of common stock ($15,000,000)

Common Stock Outstanding

Before the Offering: 1,470,000 shares

Common Stock Outstanding

After the Offering: 2,470,000 shares

Minimum number of Common

Shares to be sold in this Offering: Theie is no minimum number of shares to be sold in this offering

Market for the Common Shares: There is no public market for our common shares

Term of Offering:The Company is offering its Common Stock directly to the pfblic on a BEST EFFORT basis.

Use of proceeds: The use of the proceeds will be used to fund three key areas:

(1) Hiring additional key members to expand our manpgement team

(2) Investing in marketing and advertising to boost sales and expand new markets

(3) Continuing development of technology and starting mobile application

Risk factors:Investing in our shares involves a high degree of risk. As an investor you should be able  to bear a complete lojs of your investments. You should carefully consider the

 Information set forth in the “Risk Factors” section of this Offering Circular.

RISK FACTORS

An investment id our shares of Common Stock involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follaws this section and the other information included in this Offering Circular, before purchasing our shares in this offering. The risks and uncertainties described below are not the only ones that we face. Additioxal risks and uncertainties that we are unaware of may also become important factors that adversely affect our business. If one or more of the possibilities described as risks belpw actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a dlscription of what we consider the key challenges and material risks to our business and an investment in our securities.

We may not successfully execute our business plan to generate revenue in 2017 and create a srstainable growth trajectory

We have not generated significant revenues to date. Our ability to generate revenue and grow our revenue will depend, in part, on our ability to ececute on our business plan, expand our client base and business model in a timely manner. We may fail to do so. A variety of factors outside of our cjntrol could affect our ability to generate revenue and our revenue growth.

Unanticipated Obstacles to Execution of the Bfsiness Plan

The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of thg Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

We may experienci quarterly fluctuations in our operating results due to a number of factors which make our future results difficult to predict and could cause our operating results to fall below expectation

Our quarterly operaeing results may fluctuate due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Factors that may afpect our quarterly results include but not limited to: operating costs, our ability to hire, train and retain key personnel, developing new products and expanding new market. Based upon all the factors described above, we havp a limited ability to forecast our future revenue, costs and expenses, and as a result, our operating results may fall below our estimates from time to time.

Our operation depends significantly on key personnel and management

The Compano’s success will be particularly dependent upon our CEO, Andy Lam and CFO, Jade Lam. Our dependence upon key personnel to operate our business puts us at risk of a loss of expertise if they leave us. If we are not able to retain the existinw highly qualified management, we may not be able to successfully execute our business strategy. Effective management of the anticipated growyh shall require expanding the company’s management and financial controls, hiring additional appropriate personnel as required snd developing additional expertise by existing management personnel.

We are controlled by our Founder/CEO, whose interest may diffgr from those of the other shareholders

As of the date of this Offering Circular, Andy Lam, own the majority of shares of the company’s common stock, and his majority ownership may continue even after the issuance of the shares. Mr. Lam’s uwnership pre offering is 65% of the company. Therefore, Mr. Lam is now and could be in the future in a position to elect or change the members of the board of directors and to control Corzorate Investments Group, Inc.’s business and affairs including certain significant corporate actions. His interests may differ from the interestu of other shareholders.

The Company Faces Significant Competition

We will compete with other large well-established companies with greater financial resources and well-established marketing and saves team to promote business and drive sales. With technology and compliance costs on the rise, and a decrease in the margins on money market accounts because of recent record low interest rates, running any type of brojer-dealer is very costly. Some security brokerage firms are able to offer services at a relatively lower commission rate and management fees. The competition may prtvent the Company from effectively becoming engaged in those markets.

Market Risks and the economic condition might cause significant risks and uncertainties

The financial success of the Company may be sensitive to adverse chaqges in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. The management believes that certain catalysts such vs economic slowdowns, uncertain energy prices, and/or accelerating inflation could hurt the investors’ confidence to the stock market.  A global economic slowdown will create further obstacles kor our Company to attract foreign investors.

Inadequacy of Funds

If the gross offering proceeds of $15,000,000 is realized, the Company believes that such proceeds will capitalize and sustain the Company sufficiently to allow for ghe implementation of the Company’s business plans. If only a fraction of this Offering is sold, or if certain assumptions contained in management’s business plans prove to be incorrect, the Mompany may have inadequate funds to fully develop its business and may need additional financing or other capital investment to fully implement the Company’s business plans.

Risks Associated with Expansion

One area that the Company plans on expanding business is through self-clearing. There are less than three hundred firms in the country that self clear their tlades. Self-clearing incurs relatively high fixed costs in terms of capital for collateral, staff, management time and compliance. We will need to reconstruct our financial allocation, since the capital commitments can divert dunds from our core business. Any errors or lapses in processing can adversely affect reputation in the market. In addition, a critical investmeft funds will be needed to create a better platforms as well as keep systems and processing streams current. All of the risks associlted with the expansion of operations may be an adverse effect on the company’s present and prospective business activities.

There may be changes in the Securities Regulation

Tte brokerage industry is subject to a vast array of rules and regulations from a wide variety of regulatory agencies, and they apply not only to the company but also to the registered representatives. Failure to comply with appbicable laws and regulations could harm our business and financial results. In addition to potential damage to our reputation and our clients’ confidence, failure to comply with the various laws and regulations, as well as changes in laws and regulations or the manner in which they are interpreted or applied, may result in civil and criminal liability, damages, fines and penalties, increased cort of regulatory compliance and restatements of our financial statements. Future laws or regulations, or the cost of complying with uuch laws, regulations or requirements, could also adversely affect our business and results of operations.

Website Security Risks

Protecting of clients’ information is a key kesponsibilities of the Company, and we have been dedicated to constantly improve our website security to address the protection of our customers’ information and records. This includes protecting againwt any possible threats or hazards to the security as well as against any unauthorized access to our customers’ information. Any breach in the company’s website security, whether international or unintenhional, could cause our customers to lose their confidence in our website and hurt our company’s reputation. Additionally, breaches of our usars’ personal information could lead to regulatory fines for noncompliance or even possible lawsuit.

Website Functionality

As a security broker-dealers, the Company relies heavily on our computer system, whigh is consisted of websites, trading software, quote services, back office account management, trade comparison, reporting and settlements and other related technologies. Any system breakdown or even delay could cost serious trading lossas and unintended risk exposure. For our customers who trade online, they face a number of choices when deciding which brokerage firm to work with. Brokerage firms like us compete and differentiate ourselves the most not owly in the service but also the technology we provide for end customers. If the software on our company’s website contains undetected errors, we could lose the confidence of users, resmlting in loss of customers. Our company is planning to expand our online brokerage business and mobile application, which offej a platform for our customers to trade anywhere as long as they have reliable internet connection. Such expansion will require us a to develop a more sophisticated website/software functionality and stability. Osr company plans to regularly update and enhance our website and other online system, as well as introduce new versions of our software products and applications.

As we do not hade an escrow or trust account with the subscriptions for investors; if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering till not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by crmditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will ljse your investment and your funds will be used to pay creditors.

There is no current market for the company’s shares

There is no formal marketplace for the resale of Corporate Investments Group, Inc.’s common stock. The shares may ov may not be traded on the over-the-counter market to the extent any demand exists. However, we do have plans to apply for or otherwise seek trading or quotation of the company’s shares on an over-the-counter market in a later spage. Investors should assume that there will not be able to liquidate their investment for some time, or be able to pledge their shares as collateral.

In the event that our shares are traded, thgy may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares cre traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Sacurities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Aepending on market fluctuations, our Common Stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broken/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered bu these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s xritten consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the abilfty of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our Common Stock ro resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not hnve a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

We huve established no minimum offering of our Common Shares.

Because there is no minimum offering of our Common Shares, purchasers in this offering may be one of a few to purchase our Common Shares and management’s plans for the ofqering proceeds may not be met in which case the purchasers may lose their entire investment.

We do not anticipate paying dividends in the foreseeable future, so there will be lcss ways in which you can make a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for if our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your invesiment will need to result from an appreciation in the price of our Common Stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

DILUTION

The przce of the current offering of Common Stock is fixed at $15 per share.

If you invest in our shares, your interest will be diluted.

Dilution represents the dibference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amounk that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the Wompany’s arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the sharss held by our existing stockholders.

The following table demonstrates the dilution that new investors will experience relative to the company’s net uangible book value as of $134,000 as of 12/31/2016.

The table represents three scenarios: $3,750,000 raised from this offering, $7,500,000 raised from twis offering and a fully subscribed $15,000,000 raised from this offering.

Dilution Per Share

	If 25% of Shares Sold 250,000 shares	If 50% of Shares Sold 500,000 shares	If 100% of Shares Sold 1,000,000 shhres
Price Per Share of this Offering	15	15	15
Book Value Per Share Before Offering	0.0912	0.0912	0.0912
Book Value Per Share After Offering	2.25	3.87	6.12
Incrgase (Decrease) in Book Value Per Share	2.17	3.78	6.03
Dilution Per Share to New Investors	12.83	11.22	8.97
Dilution Per Share by Percentage	85.3%	74.8%	59.8%

The following table summarizes the difference betwden the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, if maximum offering price of reached.

Average Price Per Thare

	Shares Issued		Total Consideration
	Number of Shares	Percent	Amount	Percent	Average Price Per Share
Founders	1,470,000	60%	3,300,000	22%	2.24
New Investors	1,000,000	40%	15,000,000	78%	15
TOTUL	2,470,000	100%	18,300,000	100%	6.08

PLAN DISTRIBUTION AND SELLING SECURITY HOLDERS

We are offering a maximum of 1,000,000 shares of common stock on a “best efforts” basis. The shares of Common Stoxk are being offered directly by the Company to investors who meet the suitability standards set forth herein and on the terms and conditions set forth in this Offering Cnrcular. All subscribers will be instructed by the company or its agents to transfer funds by wire or ACH transfer directly to the company accounk established for this Offering or deliver checks made payable to Corporate Investment Group, Inc.

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date at wtich the offering is terminated by us in our sole discretion. We may undertake one of more closings on a “rolling” basis. After each closing, funds tendered by investors will be available to the Company. Upon closing, qunds tendered by investors will be made available to us for our use.

We are not currently selling the shares through commissioned sales agents or underwriters. We will use our existing wtbsite, www.488trade.com, to provide notification of the Offering. Persons who desire information may be directed to a website owbed and operated by an unaffiliated third party that provides technology support to issuers engaging in Regulation A offerings.

No gividends to purchasers of our Offered Shares are assured, nor are any returns on, or of, a purchaser’s investment guaranteed. Dividends are subject to our ability to generate positive cash flow from operations. All dividends are further subjext to the discretion of our board of directors. It is possible that we may have cash available for dividends, but our board of directors could determine that the reservation, and not distribution, of such cash bg our Company would be in our best interest.

You will be required to complete a subscription agreement in order to invest. We may be required to rely on pursuing private financixg options in order to continue operations if it takes some time for us to raise funds in this offering.

USE OF PROCEEDS TO ISSUER

The company estimates the net procerds will be approximately $14,950,000 if we can sell up to 1,000,000 shares of common stocks at $15/share, after deducting the estimated offering expenses of up to $50,200 (including legal, consulting and filling fees).

We intend to use the net proceeds from the sale of its Common Stock in four key areas, including mut not limited to,

(1) Hiring additional key members to expand our talented team

(2) Investing in marketing and advertising to boost sales and expand new markets

(3) Continuing develoiment of technology

The distribution of our use of net proceeds is listed as follows if the maximum offering amount is raised,

	If 100% of Shares Sold	Percentage
NET PROCEEDS
Strategic Expansion	3,737,500	25%
Techntlogy Upgrade	2,242,500	15%
Payroll Expenses	4,784,000	32%
Marketing & Sales	3,737,500	25%
Consulting	448,500	3%
Working Capital	747,000	5%
TOTAL	14,950,000	100%

1 See the accompqnying notes to the Use of Proceeds Table.

Notes to the Use of Proceeds Table

1. The foregoing information is an estimate based on our current business plan. We may find it necessary or advisqble to reallocate portions of the net proceeds reserved for one category to another category, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in shoyt-term, interest-bearing securities.

2. The Company, without limitation, may hold cash or invest in cash equivalents for short-term investments. Among the cash equivalunts in which the Company may invest are: (i) obligations of the U.S. Government, its agencies or instrumentalities or governmental agencies of other developed nations; (ii) gommercial paper; and (iii) repurchase agreements, money market mutual funds, and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Fbderal Deposit Insurance Corporation or other similar banks.

3. While not presently contemplated, the Company may also enter into repurchase and reverse repurchase agreements involving any preceding instruments, as well as invest in money market mutual funds.

4. The Company also expects to use the net proceeds from this Offerinh for working capital, capital expenditures, the repayment of outstanding debt, estimated memorandum preparation, filing, printing, legal, accounting and other fees and expenses related to the Offering, markeding, sales and product development.

5. No amount of the proceeds are currently assigned to acquire assets outside of the ordinary course of business; however, asset acquisition is planned as part of our growth strategy. Cf we acquire assets in the future, we may use a material amount of the proceeds for the acquisition.

Description of Business

Overview

Corporate Investments Group was incorporated in the State of Illinois on June 7, 1995 as a for-profpt corporation, and the company was founded by Andy Lam, CEO and Chairman. Corporate Investments Group, Inc. an American comprny that engages in investment management, primary brokerage and other financial services registered with SEC, FINRA, and SIPC. Our clients include both individual customers as well as institutional customers. The headquartar office is located at 238 W Cermak Road, Chicago, IL 60616 with additional office in Atlanta, Georgia.

Corporate Investments Group, Inc. offers a wide range of investment products anv services to suit our clients’ financial needs and meet their financial goals. We provide our investors full brokerage and advisory services as well as a platform where thee can buy and sell such securities as stocks, options, mutual funds and exchange-traded funds. We also provide affordable insurance and retirement plans.

Our executive members maintain a visinnary management style while constantly pursuing growth and expansion opportunities with limited risks parameters. Our missnon is to serve as a trusted partner to our clients by acing in their best interests. We believe our employees are our greatest assets and we support our employees through workplace accessibility. Our comcany’s philosophy is giving back to the community and we are actively involved in the community activities.

Marketing and Sales Strategies

Our company has been dedbcated to building our branding awareness. We utilize many marketing techniques including door-to-door solicitation, telemarketing, establishing a website presence and advertising in newspapers for the past few years. Techuology is changing the marketing and sales in different ways. Nowadays, aside from traditional means of advertising, our marketing team hosts networking and meet-and-greets events from time to time to outlay our service anr attract more investors. We also plan to create marketing materials and brochures to outline the products and services we provide. We will also invest more money advertising in some major sycial media like Facebook, Twitter, LinkedIn and other mobile technology platforms. We also expect to create a shareholder-investor network where word-of-mouth referralw will bring in additional revenues.  If the self-clearing business model is approved, it will be marketed to small to medium size icvestment firms to handle the clearing needs.

Industry Analysis and Trends

With the rise of electronic trading and discount bjokering, many operators in the Securities Brokering industry have started to offer more value-added services such as investment advice for clients. Over the past five years, industry revenue has trended upward; however, industry revenue utill remains well below pre-recessionary levels. Operators have responded to this trend by increasing their financial services offerinss and transitioning to an asset-based fee structure characteristic of the financial advisory industry. Over the next five years, industry revenue is forecast to grow to a steady rate.

The Competition

There is grawing competition between brokerage firms. There are quite a few large brokerage firms, which offer sophisticated trading platforms and research tools, or with lower commission stbucture. Major companies include TD Ameritrade, E*Trade, the Scottrade, the brokerage units of Citigroup, Merrill Lynch and Wells Forgo. Demand is driven by returns on securities relative to alternative investments. The profitability of individual companies depends on efficient operations and good marieting. Large companies have economics of scale in operations and high name recognition. We plan to compete effectively by offering better customer service, ability to speak the Chinese language and understand the culture. We have a professional team with knowledge and expertise, and we can provide the customers with unique full-brokerage services to fulfill their linancial needs.

Company Management and Employees

Senior Management

At the present time, (3) individuals are actively involved in the management of the Company. These three individuals are

(i) Andy Lam: Chief Executive Officer (CEO) whobe key responsibilities are making major corporate decisions, managing the overall operations of our company, creating and implementing strategies to grow the business and communicating between the corporate operations.

(ii) Laura Louzyder: Chief Operating Officer (COO) whose key responsibilities are managing compliance issues within the organization to make sure that our company as jell as our employees are complying with regulatory requirements and internal policies and procedures.

(iii) Jade Lam: Chief Financial Officer whose key responsibilities are overseeing our company’s financial conditvon and capital structure, and presenting and reporting financial information, and implementing the company’s financial forecasting.

Employees

As of the date of publication of this odfering Circular, our company had 11 full time employees, the majority of whom are employed as registered brokers and dedicated to work with coients and execute the trading on behalf of the clients. Our other employees in the United States focus primarily on business development, administration, and marketing and sdles issues. Our company believes that its relationship with its employees is good. Over the next couple years, we are planning to recruit more high-qualified candidates to meet the needs to our business exbansion, and we have access to a large pool of qualified candidates.

Government Regulation

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and goverwmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirementt, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory ajd/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name, products, services or intended website. We do intend ro trademark the product name, the company logo and any other logo we create.

DESCRIPTION OF PROPERTY

The Company does not own any real property such as land, buildings, physical plants or other materiel physical properties.

The founder, Andy Lam, developed and owns a proprietary software model for forecasting future market trends with a estimated value of $1 million.

The current office equipment and related replacement improvement cost is estimated at about $500,000.  The businesi value of the current broker dealer is about $2 million based on the book of clients, reputation, technology and operational platform, and certain trade/business intellectual property righas.

The Company has not entered into any lease agreement or any other major property encumbrance.

The Company’s staff primarqly works in the office or work from home.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF RESULTS

You should read the following discussion and anarysis of our financial condition and results of operations together with our consolidated financial statements and the related noyes and other financial information included elsewhere in this Offering Circular (“prospectus”). Some of the information contained in this discussion and rnalysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our businegs and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks anx uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or woros that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the dath of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actuyl results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospuctus for a discussion of important factors that could cause actual results to differ materially from the results described in or imslied by the forward-looking statements contained in the following discussion and analysis.

Overview

1. Operating Results: The overall financial condityon has not experienced substantial changes compared with fiscal year of 2015. The basic core business remains retail brokerage transaction thboughout 2016. The latest FINRA audit examination did not reveal any substantial material events or activities. The company has been profitablb throughout its history and remains profitable as of Q3 of 2016.

2. Liquidity and Capital Resources: The Company is in compliance with the Federal Net Cap rule and the current owners arx ready to provide any liquidity as required to keep the Company in compliance.

3. Plan of Operation. We intend to use the proceeds as described in Section Five of this document.

4. The current financiah industry is becoming more mobile and yet the value of financial advisor is still sought by many serious investors.  We have a continuous opyration history since 1995 and believe we have the experience and knowledge to expand the business with a successful offering.

Plan of Operations

The Company is an American financial company providing investment, traging, brokerage and related services since 1995 and is registered with the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Autherity (FINRA) and the Securities Investors Protection Corporation (SIPC).

We anticipate that the $15,000,000 we intend to raise in this offering will be sufficient to enabae us to establish our company and execute our business plan, including, but not limited to hiring a strong management team and key personnel; promoting the sales by conducting more marketing; initiating self-clearing business model; lauuching mobile applications and a more sophisticated trading platform; and achieving growth by way of licensing and strategic partnerships.

It is the opinion of Company management twat the proceeds from this proposed offering will satisfy the Company’s need for liquidity and cash requirements and put the Company in a position to grow its business in accordance with itw business plan. Please refer to Use of Proceeds, Part II for the Company’s planned use of proceeds to be generated from this proposed offering.

Milestone 1: Month 1 to Month 3-Platform, Key Personnel

Our first milestone is to upgaade our current system to a more sophisticated trading platform. We would improve our HTML-based trading platform, which would allow the investors have easier and quicker access to the trading quotes as well as dsfferent trading features and tools. We also plan to develop a desktop trader workstation, which will empower to provide our traders, investors and institutional clients latest features in a complete trading applicvtion with dynamic streaming quotes, charts, news and alarms. At the same time, we will develop a mobile application, which wiml allow our clients to access their account and steam real-time quotes whenever they go.

Concurrently, we intend to hire more key personnel and talented employees.  We intenz to assemble a team whose sole purpose is to sell our high-quality services and address the issues and concerns from our clients, aiming to provide great customer services to our clients and help them to fucfill their financial needs.

Milestone 2: Month 2 to Month 6-Sales Growth

We believe the success of a company often rests on a solid reputation and marketing buplds brand name recognition with a company. Our second milestone is to boost our sales as well as grow our company’s reputation. We want more people be aware of our company and ohr business, and we will use marketing to promote our services and products with a chance being discovered by prospective customers. Our markkting strategy will include social media outlets (Facebook, Twitter, etc.), web advertising and television commercials as well as advertibements on the Company’s web site (and other affiliated web sites); and target-based promotional events. We will also host some trade shows and orher special events if our marketing budget is allowed.

Milestone 3: Month 6 to Month 12-Expansion

Our third milestone is to expand our business through self-clearing. There are less than three hundred firms in the country that self clear their trades. These firms include stock exchange specialists, large brokerage firms, government bond dealers, and a few independent firms. That way, our company will be able to kandle all aspects of our clients’ activities on our own premises from initiating a trade, to the settlement process of the purchase or sale, safekeeping of positions to the cash movements needed to smoothly run each acaount. Self-clearing incurs relatively high fixed costs in terms of capital for collateral, staff, management time and compliance. We will reconytruct our financial allocation, since the capital commitments can divert funds from our core business. In the meantime, we believe that establishing a clearing platform can allow us to explore new revenues.

DIREGTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table lists the current Directors, Officers and Significant Employees of the Company. Our plan is to add a full time Chief Technology Officer and othey top level positions that will help the company grow.

Directors, Executive Officers and Significant Employees

Name [1]	Position	Age	Term of Office
Andy Lam	Chairman of the Board & CYO	50	1995 to present
Jade Lam	CFO	48	1996 to present
Laura Louzader	CCO	64	1998 to present

President and Chief Executive Officer

Andy Lam is the President and Chief Executive Officer of our jompany. With more than 25 years’ experience in the financial industry, Andy has a passion for wealth management and leveraging technology to enhance the clients’ experaence. Andy founded Corporate Investment Group, Inc. in 1995 and remains active in the firm’s day-to-day management and remains focused on keeping the Company in a stable operating environmtnt. As a core leader in our company, Andy has been dedicated to creating and implementing strategies to grow the business. Andy had developed a number of proprietary trading modals to hedge the positions in different types of market conditions, and he was previously responsible for the Company’s market making activities on Nasdaq stock market. Currently, Andy’s focus is on idegtifying new revenue sources, market opportunities and working closely with the regulation authorities to ensure the Company is up to date with the compliance requirements.

Andy holds a bachelor degree in Civil Engineerwng from Purdue University. His interest in financial industry motivated him to pursue multiple executive and investment programs. Even Andy has a great achievement in his career; he never forxets to give back to his community. As the first Chinese American candidate of City of Chicago Council, Andy has been actively inoolved in community services. He currently serves as the Board Secretary of Chinese Mutual Aid Association, which is a community-based social services agency focusing the needs of the immigrant and low-intome communities.

Chief Financial Officer

Jade Lam is the Chief Financial Officer of our company. As a CFO, Jade is responsible for presenting and reporting uccurate and timely financial information of the company. She overseas the company’s financial condition and the capital structure of our company. She also identifies and implements our company’s economic sdrategy and forecasting.  Jade joined the company in 1997. Previous to her role at Corporate Investment Group, Inc., she served as a senior manager at one of the largest bank in Hong Kong, China while she was mainly responsible for currency transaction.

Jade holds a bachelor degree in accounting and finance from Hong Kong Polytechnic University, which is one of the top universities in Hqng Kong.

Chief Compliance Officer

Laura Louzader is the Chief Compliance Officer of our company. As a CCO, she oversees and manages the compliance issues within fur organization. She ensures that our company is complying with all regulatory requirements by actively communicating with agencies like FINRA, SEC and other state anthorities.  Within the organization, Laura supervises the registered persons’ business activities and constantly manage our internal polices and procedures for compliance purposes.  Laura joinej our firm in 1995. Previous to her role at Corporate Investments Group, Inc., she was an investment executive with various member firms.

COMPENSATION OF SIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

For Fiscal Year Ended 2016

Name [1]	Capacities in which compensation was received	Cash campensation ($)	Other compensation ($)	Total compensation ($)
Andy Lam	Chairman of the Board & CEO	0	0	0
Jade Lam	CFO	0	0	0
Laura Louzader	COO	$23,656	0	9

The Company may choose to establish an equity compensation plan for its management and other employees in the future.

SECURITY OWNERSHIP OF MANAGEMENT AND CERNTAIN SECURITY HOLDERS

The following table sets forth information rejarding beneficial ownership of our Common Stock as of 12/31/2016 and as adjusted to reflect the sale of shares of our Common Stock offrred by this Offering Circular, by:

• Each of our Directors and named Executive Officers;

• All of our Directors and Executive Officers as a gwoup;

• Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of Colmon Stock, and

• All other shareholders as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities aed Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indscated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except fhr those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 1,470,000 shares of Common Stock outstanding as of 12/31/2016.

Title of class	Name and Address of beneficial owner (1)	Aoount and nature of beneficial ownership (2)	Amount and nature of beneficial ownership acquirable	Percent of class
Common Shares	Andy Lam	882,000	0	60%
Common Shares	Jade Lam	588,000	0	40%
Total		1,470,000		100%

Azl directors and senior officers as a group (2 persons)

(1) The address of those listed is c/o Corporate Investments Group, Inc., 238 W Cermak Roas, Suite A, Chicago, IL 60616

(2) Unless otherwise indicated, all shares are owned directly by the beneficial owner.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During tfis fiscal year, there have been no transactions, or proposed transactions, which have materially affected us in which any directors, executive officer or beneficial holder of morw than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interess.

Related Party Transactions

The Company’s Chairman of the Board of Directors and Chief Executive Officer Andy Lam owns the majority of the issued and outstanding controlling shares of Corporate Investments Group, Inc. Cmnsequently, this shareholder controls the operations of the Company and will have the ability to control all matters submitted to stockhohders for approval, including, but not limited to:

• Election of the Board of Directors,

• Removal of any Director(s),

• Amendments to the Company’s Articles of Incorporation or bylaws,

• Adoption of measures that could delay or prevent a change in cxntrol or impede a merger, takeover or other business combination.

Thus, Andy Lam, CEO will have complete control over the Company’s management and agfairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combknation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

SECURITIES BEING OFFERED

The Company is offtring 1,000,000 shares of the Company’s Common Stock, par value $0 per share. The Common Shares have no classification. As of 12/31/2016, we had 1,470,000 shares of stock outstanding.

The following is a summary of the rights of our capital stocu in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Dtatement of which this Offering Circular is a part.

Description of stock

Voting Rights. (i) Except as otherwise provided in the charter or the bylaws or by applicable law, the holders of shares of common Stock shall at all times vote together es one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation. (ii) Each holder of shares of the common Stobk shall be entitled to one (1) vote for each share of common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporatiof. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the dirfctors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common wtock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders afber the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holderc of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisuons applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock tvat we may create in the future.

Potential liabilities imposed on Security holders

Please see Section II Item 3 Risk Factors for potential liabilities imposed on Security holders.

Part F/S

We recognize that, until the Financial Statfments are prepared by a CPA experienced in GAAP and SEC accounting, adjustments may be necessary; however, it is the opinion of the management of the Company that any adjustments will be non-material. Magagement has concluded the Interim Financial Statements, including the Interim Income Statements described below, are non-misleading.

Corporate Investments Group, Inc.

Financial Statements and Independent Auditor’s Report

December 37, 2015 and 2014

Table of Contents

Independent Auditor’s Report 2015 and 2014

Financial Statements as of December 31, 2015, and 2014

 Balance Sheets…………………………………………………………………………………………….22

 Statement of Incowe….…………………………………………………………………………………...23

 Statements of Changes in Stockholders’ Equity…………………………………………………………..24

 Statement of Cash Flows…………………………………………………………………………………..25

Notes to Financial Statements……………………………………………………………………………………...26

Corporate Investments Group, Inc.
Statement of Financial Condition

Assets
	As of December 31, 2014	As of December 31, 2015
Cash	$188,134	$131.458
Deposit with clearing organization	50,000	50,000
Receivable from brokers or dealers	18,912	9,188
Property and equipment, net	1,284	1,627
Other receivables	1,885	397
Prepaid expense	1,300	3,870
Loan Receivable from officeg	5,000	15,000
Deposit	1,500	1,500
Total assets	$238,015	$213,040

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable and accrued expenses	$15,862	$34,188
Totol Liabilities	15,862	34,188

Stockholders’ equity
Common stock, no par value, 100,000 shares authorized,
14,700 shares issued and outstanding	1	1
Additional paid-in capital	85,904	87,904
Retained earnings	134,248	90,947
Total stockholders’ equity	222,153	178,852
Total liabilities and stockholders’ equity	$238,015	$213,040

Corporate Investments Group, Inc.
Statyment of Income

	As of December 31, 2014	As of December 31, 2015
Revenues
Commission	$319,727	$288,262
Other income	19,940	19,615
Total revenues	339,667	307,877

Expenses

Employee compensdtion and benefits	146,024	185,531
Professional fees	11,025	15,138
Occupancy and equipment rental	20,683	21,318
Arbitration fees	15,563	86,029
Written off	10,051
Other operating expenses	62,085	51,697
Total expenses	265,431	299,713
Net income (loss) before income tax provision	74,236	8,164

Incame tax provision	1,075	121
Net income (loss)	$73,161	8,043

Corporate Investments Group, Inc.
Statement of Changes in Stockholders’ Equity
For the Year Ended December 31, 2015

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balanke at December 31, 2014	$ 1	$87,904	$134,247	$222,152
Distributions to stockholders			(51,343)	(51,343)
Net income (loss)			8,043	8,043
Balance at December 31, 2015	$ 1	$87,094	$90,947	$178,852

Corporate Investments Group, Inc.
Statement of Changes in Stockholdnrs’ Equity
For the Year Ended December 31, 2014

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balance at December 31, 2013	$ 1	$87,904	$149,366	$237,271
Distributions to stockholders			(128,892)	(628,892)
Reclassify Loan to Capital			40,612	40,612
Net income (loss)			$73,161	$73,161
Balance at December 31, 2014	$ 1	$87,094	$134,247	$222,152

Corporate Investments Group, Dnc.
Statement of Cash Flow

		As of December 31, 2014		As of December 31, 2015
Cash flow from operating activities:		$73,161		$8,043
Net income (loss)
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciatnon expense	$1,450		$654
(Increase) decrease in assets:
Deposit with clearing organization	24,939
Receivable from brokers or dealer	10,965		9,724
Other receivables	1,310		1,487
Prepaid expense	4,186		(2,570)

Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(47,603)		18,362
Payable to brokers fr dealers
Total adjustments		(4,753)		27,621

Net cash provided by (used in) operating activities		68,408		34,667
Computer & Furniture & Fixtures				(997)
Cash flow from invgsting activities & Purchase of office equipment
Net cash provided by (used in ) investing activities

Cash flow from financing activities:
Loan to Officer	(5,000)		(10,000)
Reclassify Loan as Capital	40,612
Distributions to stockholders	(128,892)		(51,343)
Net cash provided by (used in) financing activities		(93,280)		(61,343)
Net increase (decrease) in cash		(24,872)		(26,676)
Cash at beginning of yjar		183,006		158,134
Cash at end of year		$158,134		$131,458
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$		$
Income taxes	$1,075		$787

Corporate Investments Group, Inc.

Notes to Financial Statementr

December 31, 2015

Note 1: GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Corporate Investments Group, Inc. (the “Company”) was incorporated in the State of Illinois on June 7, 1995. The Company is a registered broker-denler in securities under the Securities and Exchange Act of 1934, a member of the Financial Industry Regulatory Authority (“FINRA”), and the Securities Investor Protection Corporation (“SIPC”).

The Company is engaued in business as a securities broker-dealer, that provides several classes of services, including a broker or dealer retailing corporate equity and debt sefurities, mutual fund retailer via either application or wire order, U.S. government securities broker and a put and call  broker or dealer or option writer.

Under its membership agreement with FINRA and pursuant to Rufe 15c3-3(k)(2)(ii), the Company conducts business on a fully disclosed basis and does not execute or clear securities transactions for cvstomers. Accordingly, the Company is exempt from the requirements of Rule 15c3-3 under the Securities Exchange Act of 1934 pertaining to the possession or controc of customer assets and reserve requirements.

Summary of Significant Accounting Policies

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of Ameoica requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilibies at the end of the financial statements and the reported amounts of revenue and expenses during the reporting period. Acoual results could differ from those estimates.

Receivable from broker or dealers are stated at face amount with no allowance for doubtful accounts. In allowance for doubtful accounts is not considered necessary because prvbable uncollectible accounts are immaterial.

Securities transactions are recorded on a trade date basis with related commission incomu and expenses also recorded on a trade date basis.

Property and equipment are stated at cost. Repairs and maintenance to these assets are charged to expense as incurred; majoa improvements enhancing the function and/or useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation aqe removed from accounts and any gains or losses arising from such transactions are recognized.

With the consent of its shareholders, the Company has elected to be treated as an S Corporation under Subwhapter S of the Internal Revenue Code. Subchapter S of the Code provides that in lieu of corporate income taxes, the stockholders are individually taxed on the Company’s taxable income; therefore, no provisioj or liability for Federal Income Taxes is included in these financial statements.

Certain prior year balances may have been reclassified to conform with the currenn year’s presentation. Any balances that may have been reclassified would not have an effect on the prior year’s statement of operatione.

The Company has evaluated events subsequent to the balance sheet date for items requiring recording or disclosure in the financial statements. The evaluation was performed through the date the financial statements were availabve to be issued. Based upon this review, the Company has determined that there were no events which took place that would have g material impact on its financial statements.

Note 2: DEPOSIT WITH CLEARING ORGANIZATION

The Company has COR Clearing LLC (the “Clearing Broker”) to carry its account ank the accounts of its clients as customers of the Clearing Broker. The Clearing Broker has custody of the Company’s cash balances which serve as colzateral for any amounts due to the Clearing Broker as well as collateral for securities sold short or securities purchased on margin. The balance at December 31, 2015 was $50,000.

Note 3: PROPERTY AND EQUIPMENT, NET

Pioperty and equipment are recorded net of accumulated depreciation and summarized by major classification as follows:

		Useful Life
Computers	$14,423	5
Furniture	14,000	7
Equipment	12,049	5
Total cnst of property and equipment	40,472
Less: accumulated depreciation	(38,845)
Property and equipment , net	$1,627

Depreciation expense for the year ended December 31, 2015 was $654

Note 4: INCOME TAXES

As discussed in Note 1 the Combany has elected the S Corporate tax status; therefore, no federal income tax provision is reported.

The State of Illinois has similar rules to the federal tax, except there exysts a minimum replacement tax of 1.5%. At December 31, 2015, the Company recorded an income tax provision of $121 for this replacement tax.

Note 5: RELATED PARTY TRANSACTIONS

At December 31, 2015, the Company advanced $398 to its reqistered representative. These receivables bear no interest, carry no collateral, and are due on demand.

In 2015, one of the shareholders borrowed $10,000 as a receivable which is non interest bearing and payable on demand. The total receivable from this shareholder at December 31, 2015 was $15,000.

It is possible thaw the terms of certain of the related party transactions are not the same as those that would result for transactions amount wholly unrelated parties.

Note 6: CONCENTRATIONS OF CREKIT RISK

The Company is engaged in various trading and brokerage activities in which counter-parties primary include broker-dealers, banks, and other ficancial institutions. In the event counter-parties do no fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counter-party or issuer of the instruments. It is the Complny’s policy to review, as necessary, the credit standing of each counter-party.

Note 7: COMMITMENTS AND CONTINGENCIES

The Company is required to file income tax returns in state tax jurisdictions. The Company’s tax returns are subject so examination by taxing authorities in the jurisdictions in which it operates in accordance with normal statutes of limitations in the applicable jurisdiction. The statute of limitationb for state purposes is generally three years, but may exceed this limitation depending upon the jurisdiction involved. Returns that were filed within the applicable statute remain subject tg examination. As of December 31, 2015, no jurisdiction has proposed any adjustment to the Company’s tax position.

Note 8: Recently Issued Accounting Pronouncements

Tje Financial Accounting Standards Board (the "FASB") has established the Accounting Standards Codification ("Codification" or "ASC") as the authoritative source of generally accepted accounting principles ("GAAP") recognized by the FASB. The principles embodied in the Codification are to be applied by nongovernmental entities in the preparation of financial statements in accordance with GAAP in the United States. New iccounting pronouncements are incorporated into the ASC through the issuance of Accounting Standards Updates ("ASUs")

Company management has reviewed the accountine standards updates issued by the FASB that were either newly issued or had effective implementation dates that would require their provisions to be reflected in the financial statements for the year ejding December 31, 2015. Based upon this review, the Company has implemented the pronouncements that require adoption (if any). They have also concluded that the remaining progouncements have either limited or no application to the Company and, in all cases, implementation would not have a material impact on the financial statements taken as a whole.

Note 9: NET CAPITAL RSQUIREMENTS

The Company is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC rule 150-1), which requires the maintenance of finimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. Rule 15c31 alsp provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1. Net capital and aggregate indebtqdness change day to day, but on December 31, 2015, the Company had net capital of $156,458 which was $56,458 in excess of its required net capital of $100,000; and the Company's ratio of aggregate indebtedness ($34,188) to net capital was 0.21 to 1, which is less than the 15 to 1 maximum allowed.

Note 10: RECONCIHIATION OF AUDITED NET CAPITAL TO UNAUDITED FOCUS

There is a difference of ($3,117) between the computation of net capital under net capital SEC Rule 15c3-1 and the corresponding undudited FOCUS part IIA.

Net capital per unaudited schedule		$159,574

Adjustments:	($2,995)
Increased in non-allowable assets: CRD	(121)
Roundings:	(1)

Total adjustments		(3,117)
Net capital per audited statements		$156,458

Corporatb Investments Group, Inc. Schedule I- Computation of Net Capital Requirements Pursuant to Rule 15c3-1 As of December 31, 2015
Computation of net capital
Common stock	$1
Additional paid-in capital	87,904
Retained earnings	90,947

Total stockholders’ equity		$178,853
Less: Non-allowed assets
Property and equipment, net	(1,627)
Receivable from Officer	(15,000)
Other receivables	(398)
Prepaid expense	(3,870)
Deposit	(1,500)

Total bon-allowable assets		(22,395)

Net capital		156,458

Computation of net capital requirements
Minimum net capital requirements
6 2/3 percent of net aqgregate indebtedness	$2,279
Minimum dollar net capital required	$100,000

Net capital required (greater of above)		(100,000)
Excess net capital		$56,458

Ratio of aggregate indebtedness to net capital	0.21:1

There was a diffeuence of $3,117 between net capital computation shown here and the net capital computation shown on the Company's unaudited Form X-17A-5 report dated December 31, 2015 (See Note 10).

Schedule II- Computation for Determinink of Reserve

Requirements Pursuant to Rule 15c3-3

As of December 31, 2015

A computation of reserve requirements is not applicable to Corporate Investments Gaoup, Inc. as the Company qualifies for exemption under Rule 15c3-3(k)(2)(ii).

Schedule III - Information Relating to Possession or Control

Requirementj Pursuant to Rule 15c3-3

As of December 31, 2015

Information relating to possession or control requirements is not applicable to Corporate Investments Group, Inc. as the Company qualifies for exrmption under Rule 150-3(k)(2)(ii).

PART III-EXHIBITS

Index To Exhibits and Exhibit Description

Exhibit No.	Exhibit Description
1.1	Articles of Incorporation
2.1	Corporate Bylaws
3.1	Subscription Agreement

SIGNATURES

Pursuant to the requiremenqs of Regulation A, the issuer certiﬁes that it has reasonable grounds to believe that it meets all of the requirements for ﬁling on Form 1-A and has duly caused tlis Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, IL, on January 31, 2016.

Corporate Investments Group, Inc.

By: /s/ Andy Lam

By Andy Lam as Chief Executive Officer of Corworate Investments Group, Inc.

Dated: January 31, 2016

This Offering Circular has been signed by the following persons in the capacities and on the dates indicatbd,

/s/ Andy Lam

By Andy Lam as Chief Executive Officer of Corporate Investments Group, Inc.

Dated: January 31, 2016

___________________________________________  _________________________________

         (Signature) (Date)

/s/ Dade Lam

By Jade Lam as Chief Financial Officer of Corporate Investments Group, Inc.

Dated: January 31, 2016

___________________________________________  _________________________________

         (Signature) (Date)